EXHIBIT 23(e)

[PRATOR BETT, L.L.C. LETTERHEAD]

CONSENT OF OIL AND GAS CONSULTANT

As oil and gas consultants, we hereby consent to the use of our name and our reports dated November 5, 2001 and November 7, 2001 in this Form 10-K, incorporated by reference into Peoples Energy Corporation's previously filed Registration Statement File Nos. 2-82760, 33-6369, 333-17701, 33-63193 and 333-09993.

Prator Bett, L.L.C.

By /s/ M. Drayton Prator, III
M. Drayton Prator, III
Vice President, Partner

Houston, Texas

November 27, 2001